UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 8, 2012

W.W. Grainger, Inc.
(Exact name of Registrant as Specified in its Charter)

Illinois	1-5684	36-1150280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois  60045
(Address of Principal Executive Offices and Zip Code)

(847) 535-1000
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2012, the Company entered into a four year, $300 million term loan. The amount of the loan can be increased to $450 million pursuant to the terms contained in the term loan agreement between the Company, as borrower, the lenders referred to therein, and U.S. Bank National Association, as administrative agent for the lenders.  The loan does not contain any financial covenants.  There are non-financial covenants that are consistent with the Company's size and credit quality.  Proceeds are expected to be used primarily to refinance existing debt and for general corporate purposes.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits (numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Document Description
10.1	Term Loan Credit Agreement dated May 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2012

W.W. GRAINGER, INC.

By:	/s/ John L. Howard
John L. Howard Senior Vice President, General Counsel and Corporate Secretary